UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
_________________________________________________________________________________________________
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Fourth Street, Cincinnati, OH	45202
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 513-579-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

American Financial Group, Inc. Non-Employee Director Compensation Plan, as amended.

At a meeting held on October 31, 2007, the Board of Directors of American Financial Group, Inc. (the "Company") approved changes to its Non-Employee Director Compensation Plan (the "Plan"), as follows:

    Effective as of October 1, 2007, the annual cash retainer payable for Company Board-level (as opposed to Committee-level) service is increased from $30,000 to $40,000; and
    Effective beginning January 1, 2008, the amount of the annual equity retainer payable for Company Board-level (as opposed to Committee-level) service (determined as set forth in the Plan) is increased from $70,000 to $85,000.

These changes were recommended by the Board's Corporate Governance Committee (the "Committee") as part of its annual review of director compensation. The non-employee directors' compensation was last increased in August, 2005.

A copy of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
    Financial statements of business acquired.  Not applicable.

    Pro forma financial information.  Not applicable.

    Exhibits

Exhibit No.	Description

10.1	The Company's Non-Employee Director Compensation Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: November 6, 2007
By: Karl J. Grafe
Karl J. Grafe
Vice President